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                                 EXHIBIT 21.1






               LIST OF TRANSTECHNOLOGY CORPORATION SUBSIDIARIES




TransTechnology (Europe) Ltd.
(A U.K. Corporation)

TransTechnology International Corporation
(A Virgin Islands Corporation)

The Palnut Company
(A Delaware Corporation)

Industrial Retaining Ring, Inc.
(A New Jersey Corporation)

Retainers, Inc.
(A New Jersey Corporation)

Rancho TransTechnology
(A California Corporation)

TransTechnology Systems and Services, Inc.
(A Michigan Corporation)

TransTechnology Australasia Pty, Ltd.
(An Australian Corporation)

Electronic Connections and Assemblies, Inc.
(A Delaware Corporation)

SSP Industries
(A California Corporation)

SSP International Sales, Inc.
(A California Corporation)

TransTechnology Seeger-Orbis, Inc.
(A Delaware Corporation)

Waldes Truarc, Inc.
(A Delaware Corporation)





















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